UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment Number 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMCAM INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2976562 (I.R.S. Employer Identification No.)

1140 McDermott Drive, West Chester, Pennsylvania 19380

(Address of principal executive offices) (Zip Code)

2008 Benefit Plan of ComCam International, Inc.

(Full title of the plan)

Delaware Registry Ltd., 3511 Silverside Road, Suite 105, Wilmington, Delaware 19810

(Name, address, including zip code, of agent for service)

(800) 321-2677

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company as defined by Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☑

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.          Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9 of the registrant’s registration statement on Form S-8 Commission File Number 333-154721 (“Form S-8”) filed on October 24, 2008, ComCam International, Inc. (the “Company”) hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company’s 2008 Stock Benefit Plan as of May 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Pennsylvania, on May 18, 2010.

ComCam International, Inc.

By: /s/ Don Gilbreath
Don Gilbreath
Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name          Signature               Title          Date

Don Gilbreath     /s/ Don Gilbreath          Director     May 18, 2010

Robert Betty     /s/ Robert Betty               Director     May 18, 2010

Albert White      /s/ Albert White               Director     May 18, 2010